UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 25, 2016

Date of Report (Date of earliest event reported)

Immune Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

37 North Orange Ave, Suite 607, Orlando, FL	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-613-8802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On October 25, 2016 Immune Therapeutics, Inc. and Acromax Dominicana, SA entered into a five year contract for manufacturing of LDN tablets, capsules and/or creams. The agreement is attached hereto as Exhibit 10.1 and incorporated by reference.

On October 31, 2016 Immune Therapeutics, Inc. and its wholly owned subsidiary TNI BioTech International, Ltd. on the one hand and GB Pharma Holdings, LLC on the other amended and replaced their exclusive agency agreement dated June 12, 2014 and appointed GB Pharma Holdings, LLC as the exclusive agent for Immune Therapeutics, Inc. in accordance with the terms of the October 31, 2016 agreement. The agreement is attached hereto as Exhibit 10.2 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Contract for the Manufacturing of Pharmaceutical Products between Immune Therapeutics, Inc. and Acromax Dominicana, SA

10.2	Exclusive Agency Agreement between Immune Therapeutics, Inc., TNI BioTech International, Ltd. and GB Pharma Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE THERAPEUTICS, INC.

Date: November 1, 2016	By:	/s/ Noreen Griffin
Noreen Griffin, CEO